UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported)

May 20, 2014

BioAdaptives Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware	000-54949	46-2592228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1003 S Cimarron Road, Las Vegas, NV 89145

 (Address of principal executive offices)

Registrant's telephone number, including area code: (702) 630 2280

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIALS STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) Dismissal of Independent Registered Public Accounting Firm.

On May 20, 2014, the board of directors (the "Board") of BioAdaptives Inc. (the “Company”) dismissed Kenne Ruan, CPA, P.C. as the independent registered public accounting firm for the Company effective immediately.

Other than an explanatory paragraph included in audit report of Kenne Ruan, CPA, P.C. for the Company's fiscal year ended December 31, 2013, relating to the uncertainty of the Company's ability to continue as a going concern, the audit report of Kenne Ruan, CPA, P.C. on the Company's financial statements for the fiscal year ended December 31, 2013, through May 20, 2014, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's 2013 fiscal year and through the date of this Current Report on Form 8-K, (1) there were no disagreements with Kenne Ruan, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Kenne Ruan, CPA, P.C., would have caused Kenne Ruan, CPA, P.C. to make reference to the subject matter of the disagreements in connection with their report, and (2) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

(b) On May 20, 2014, upon approval of the Company’s Board of Directors, the Company engaged Anton & Chia LLP, the Company's independent accountant to audit the Company’s financial statements and to perform reviews of interim financial statements. During the fiscal year ended December 31, 2013, through May 20, 2014, neither the Company nor anyone acting on its behalf consulted with Anton & Chia LLP regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by Anton & Chia LLP on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with Kenne Ruan, CPA, P.C. or a reportable event with respect to Kenne Ruan, CPA, P.C. (iii) The type of audit opinion that might be rendered on the Company’s consolidated financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that Anton & Chia, LLP concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or (iv) Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 21, 2014, the Company entered into a Stock Sale and Purchase Agreement (the “Agreement”) with BioSwan, Inc., a Nevada corporation (“BioSwan”), pursuant to which, BioSwan agreed to purchase 200,000,000 shares of restricted stock of CleanPath Resources Corp., a Nevada corporation (the “CleanPath Shares”). BioSwan agreed to transfer to the Company, as payment for the CleanPath Shares, a total of 1,057,362 shares of restricted stock of Hemp, Inc. (the “Hemp Shares”) owned by BioSwan.

By way of background, the Company purchased the CleanPath Shares from BioSwan in October 2013 in connection with the purchase by the Company of certain assets of BioSwan. Subsequently, claims have been raised relating to the validity of the CleanPath Shares. BioSwan agreed to purchase the shares from the Company, and to transfer the Hemp Shares as payment for the CleanPath shares. The CleanPath Shares and the Hemp Shares were valued as of the close of business on May 21, 2014. As of that date, the value of the CleanPath shares was approximately $40,000 (based on the closing market price of CleanPath), and the value of the Hemp Shares was approximately $61,538, resulting in an increase in the value of the assets held by the Company.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document
16.1	Letter from Kenne Ruan, CPA, P.C. dated May 20, 2014, to the Securities and Exchange Commission.
99	Stock Sale and Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2014

BioAdaptives, Inc. By: /s/ Gerald A. Epling Gerald A. Epling President, Chief Executive Officer, and Director

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